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                                                                   EXHIBIT 10.94


                             MANUFACTURING AGREEMENT

        This MANUFACTURING AGREEMENT (the "Agreement") is entered into effective as of December 16, 1997 (the "Effective Date"), by and between COLLAGEN CORPORATION, a Delaware corporation, with an office at 2500 Faber Place, Palo Alto, California 94303 ("Collagen"), and LABORATOIRE PEROUSE IMPLANT, a company of France, with an office at B.P. 6-Z.A. D'Outreville 60540
Bornel France ("LPI").

        WHEREAS, Collagen wishes LPI to manufacture Products (as defined below) for Collagen in accordance with specifications provided by Collagen;

        WHEREAS, LPI is willing to act as Collagen's subcontractor for manufacture of such Products:

        NOW, THEREFORE, the parties agree as follows:

                             ARTICLE 1: DEFINITIONS

        1.1 "Affiliate" shall mean an entity that controls, is controlled by or is under common control with such party. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of a majority of the voting power of such entity or the power to direct or cause the direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        1.2 "Regulatory Agency" shall mean, collectively, the U.S. Food and Drug Administration, local regulatory administration competent for medical devices and appointed local controlling entities ("organismes notifies") and the European Standards and Medical Device Directives.

        1.3 "Latent Defect" means any defect in a Product, not discoverable by reasonably careful inspection using normal inspection procedures, which arises from a defect in the manufacturing of such Product, the materials used in such Product, or noncompliance with the Proprietary Specifications for such Product.

        1.4 "Net Sales" shall mean the gross invoiced price for all Products sold by Collagen, its Affiliates or sublicensees to third party customers, less deductions made in the normal course of business for: (a) commercially reasonable quantity, trade and cash discounts or rebates, recalls, credits or allowance and adjustments separately and actually credited to customers for rejections and returns of Products; (b) charges for freight, postage, transportation, import or export taxes, excise taxes and other similar taxes, insurance and other delivery costs not otherwise charged to the customer and actually paid by Collagen; and (c) any tax or other government charges (other than income tax) levied on the use, sale, transportation or delivery of Product and borne by Collagen and its Affiliates.



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        1.5 "Products" shall mean the products set forth in Exhibit A.

        1.6 "Proprietary Specifications" shall mean the design, specifications and drawing for the Products as provided by Collagen and to be agreed upon by the parties and attached hereto as Exhibit A within thirty (30) days of the Effective Date.

                    ARTICLE 2: SUPPLY, OWNERSHIP, AND DISTRIBUTION RIGHTS

        2.1 Manufacture of Products. Commencing on the Effective Date, and for the term of this Agreement, LPI shall manufacture Products in strict conformity with the Proprietary Specifications for Collagen, in quantities sufficient to meet Collagen's requirements for Products for the entire world except the United States and Canada; provided, however, with respect to the United States and Canada, LPI shall be obligated to manufacture for Collagen its requirements for Products for clinical and preclinical applications and uses only. Collagen shall be obligated to purchase its requirements for Product from LPI, except Collagen shall have the right to purchase its requirements from a manufacturer other than
LPI: (i) such quantity of Products required by Collagen in excess of [***] in each calendar year; or (ii) Products for incorporation into finished products for commercial sale in the United States and Canada. Collagen shall grant to LPI a first right of refusal to manufacture for Collagen its requirements for Products under conditions (i) or (ii) above, provided that Collagen may, at its discretion, require LPI to implement an alternate manufacturing facility outside of France as a condition to LPI manufacturing Product for Collagen under condition (i).

        2.2 Intellectual Property Ownership and Distribution Rights. The Proprietary Specifications and information contained therein shall be deemed the confidential information of Collagen and/or its Affiliates, and LPI agrees to use such confidential information solely in connection with performing this agreement and exercise due care to prevent the disclosure thereof to any third parties; provided, however, this Section 2.2 shall not apply, or shall cease to apply, to information contained in the Proprietary Specifications to the extent that LPI can demonstrate that such information (i) became or was publicly known and available through no fault of LPI; (ii) was in LPI's possession prior to disclosure by Collagen as evidenced by written instrument; (iii) comes into LPI's possession through a third party without restrictions or breach of confidence by such third party; or (iv) is disclosed by LPI with Collagen's prior written authorization. Subject to the foregoing provisions of this Section
2.2 and Section 2.5, Collagen shall own all right, title and interest to any intellectual property rights in and to the Products or the Proprietary Specifications. Collagen's rights shall include, without limitation, the right in its sole discretion, subject to the provisions of this Agreement, to label and sell or otherwise distribute such Products worldwide, under Collagen's name, logo and/or trade names.

        2.3 Exclusivity. LPI hereby grants Collagen for the duration of [***], an exclusive, worldwide, license to use, make, have made, distribute, have distributed, import, export, have imported and exported, sell, and have sold finished products incorporating such Products, under any intellectual property rights LPI may have or obtain (under Section 2.5 below) with respect to the manufacture of the Products.


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        2.4 No Use of the Other Party's Name or Trademarks. Neither party shall use the other party's name or trademarks in connection with the manufacture or distribution of Products without the prior written consent of such other party.

        2.5 Ownership of Inventions. Each party shall own any technology associated with the Products, including any processing methods, manufacturing methods or related know-how, that it developed prior to the Effective Date or that it independently develops after the Effective Date. Subject to the foregoing and Collagen's ownership rights set forth in Section 2.2, and notwithstanding any French law to the contrary, the parties shall jointly own, without duty to account to each other, any manufacturing technology which is jointly developed in the course of the manufacture of Products hereunder. The parties shall discuss in good faith the appropriate method of protecting such jointly owned technology and of enforcing their rights in such jointly owned technology against infringers.

                    ARTICLE 3: TERMS AND CONDITIONS FOR SUPPLY OF PRODUCTS

        3.1 Forecasts. During the term of this Agreement, Collagen or its subsidiaries or agents shall provide LPI annually with a rolling written forecast (the "Long Range Forecast"), which shall extend for the shorter of twelve (12) months or the remainder of the term of this Agreement, for the Products to be manufactured and supplied by LPI in the forecast period. Such Long Range Forecast shall be updated quarterly, and shall set forth Collagen's estimated requirements and required delivery dates for the Products. Collagen shall be required to submit purchase orders for Product in quantities no less than the quantities forecasted for the first six (6) months of such Long Range Forecast; the remaining portion of such Long Range Forecast shall not be binding on Collagen. The parties agree that Collagen shall provide to LPI a non-binding [***] forecast at the end of the Initial Term.

        3.2 Orders. Collagen or its subsidiaries or agents shall initiate purchases under this Agreement by submitting written purchase orders on a monthly basis to LPI at least [***] prior to the required delivery date. Purchase orders shall state unit quantities, unit descriptions, requested delivery dates and shipping instructions. Such orders shall not be binding until accepted by LPI. LPI shall notify Collagen in writing of the acceptance or rejection of any purchase order submitted by Collagen within ten (10) business days after receipt of such order. In the event that Collagen has not received such notification from LPI with regard to any purchase order by the end of such ten (10) business day period, LPI shall be deemed to have accepted such purchase order.

        3.3 Capacity. LPI agrees to develop manufacturing capacity sufficient to meet the Long Range Forecast, and will use its commercially reasonable efforts to provide increased capacity of up to [***] above such Long Range Forecast; provided, however, that Collagen place its purchase orders in accordance with
Section 3.2. In any event, LPI agrees to develop manufacturing capacity to meet the initial forecast set forth in Exhibit B attached hereto.

        3.4 Packing, Shipping, Title, Risk of Loss. All Products shall be shipped F.O.B. (ICC Incoterms (1990 Edition)) to Collagen's address as set forth in purchase orders provided by



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Collagen pursuant to Section 3.2 or to such other address as may be specified by
Collagen, except that Collagen shall reimburse LPI for all shipping costs for Products. All Products delivered under this Agreement shall be packed for shipment in: (i) LPI's standard containers; or (ii) in container's which at Collagen's discretion are designed and specified by, or provided by, Collagen. All packaging expenses incurred by LPI shall be borne by LPI. Any incremental packing expenses in addition to the costs of shipment in LPI's standard containers which are incurred as a result of Collagen's container specifications shall be borne by Collagen. Legal title to and risk of loss of all quantities of Product shall remain with LPI until delivery of the Product to Collagen's address or to other such address specified by Collagen. Upon such delivery, title to such Products shall, without further action, be transferred to and vested in Collagen.

        3.5 Inspection and Acceptance. All units of Products delivered to Collagen pursuant to this Agreement shall be accompanied by, and upon delivery be deemed accepted subject to, a Certificate of Conformity issued by LPI certifying that each such Product meets, and will continue to meet throughout the labeled shelf-life of such Product, the Proprietary Specifications. Collagen shall have fifteen (15) business days (the "Inspection Period") after delivery of a Product shipment to inspect and test the Products in such shipment according to the Proprietary Specifications. Any non-conformity with the Proprietary Specification or Latent Defect which arises after acceptance by Collagen shall be the responsibility of LPI, unless such non-conformity or defect is due to improper handling or storage conditions subsequent to delivery of the Product. LPI and Collagen agree to consult with each other to resolve the discrepancy between each other's determinations. If such consultation does not resolve the discrepancy within one (1) month after identification of such discrepancy, then parties shall nominate a mutually agreeable reputable independent laboratory to test representative samples taken from such shipment. The expense of such tests shall be shared equally between the parties, and the results of such tests shall be binding on the parties. LPI shall, at its expense, replace any such shipment to the extent that it does not conform to the Proprietary Specifications. All non-conforming or defective Products shall be returned to LPI at the address set forth herein, accompanied or preceded by a reasonably detailed statement of the claimed defect or non-conformity, and packed and shipped according to instructions provided by LPI. The shipping costs of any such returned units shall be borne by LPI, unless such Products are determined not to be defective under the terms of this Agreement, in which case such shipping costs shall be borne by Collagen.

                          ARTICLE 4: PRICE AND PAYMENT

        4.1 Investments by Collagen. Collagen shall pay to LPI the following amounts for improvements to LPI's manufacturing facilities to enable LPI to manufacture the Products pursuant to the terms of this Agreement as follows:

        (i) For LPI to build a maximum production capacity of [***] units of Product per year, corresponding to a monthly forecast by Collagen of [***] units of Product (including the increased capacity of [***] of the Long Range Forecast):

               - [***] upon execution of this Agreement; and


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               - [***] on the date of acceptance by Collagen of the first shipment of Product delivered by LPI to Collagen in accordance with Article 3.

        In addition, provided that: (a) LPI has met the quantity, quality, and delivery date requirements for all previous purchase orders placed by Collagen pursuant to Section 3.2, and (b) LPI has no outstanding unfulfilled orders for Products, Collagen shall pay LPI:

        (ii) For a maximum production capacity of [***] units of Product per year, corresponding to a monthly forecast by Collagen of [***] units of Product (including the increased capacity of [***] of the Long Range Forecast):

               - [***], on the date that the Long Range Forecast, as amended by Collagen pursuant to Section 3.1, results in a monthly forecast of over [***] units of Product; and

               - an additional [***] within [***] thereof.

        (iii) For a maximum capacity of [***] units of Product per year, corresponding to a monthly forecast by Collagen of [***] units of Product (including the increased capacity of [***] of the Long Range Forecast):

               - [***], on the date that the Long Range Forecast, as amended by Collagen pursuant to Section 3.1, results in a monthly forecast of over [***] units of Product; and

               - an additional [***] within [***] thereof.

        4.2 Pricing. Collagen agrees to pay LPI for Products delivered under a purchase order submitted pursuant to Section 3.2 hereto, in accordance with the prices and volume discount schedule in Exhibit C, which prices do not include shipping costs. All prices for Products shall be in French Francs.

        4.3 Price Changes. The parties agree to negotiate in good faith new pricing at the end of the Initial Term; provided, however, that the price shall not increase more than [***] over the price in effect during the last year of the Initial Term. In the event that the cost of raw materials actually paid by LPI and required for LPI to perform its obligations hereunder increases, then LPI may increase the price for the Products by the lesser of: (i) such documented actual percentage increase; or (ii) [***] over the then-current price. Such additional price increases shall apply to all purchase orders received after the effective date of such price increases.

        4.4 Performance Premium. Provided that: (i) LPI meets the quantity, quality, and delivery date requirements for the monthly purchase order placed by Collagen pursuant to Section 3.2, and (ii) LPI has no outstanding unfulfilled orders for Products, Collagen agrees to pay to LPI a premium equal to [***] of the total amount of the purchase order, exclusive of Value Added Tax ("VAT"), made by Collagen and fulfilled by LPI during such month (the "Premium Payment"). If LPI: (A) fails to meet any quantity, quality, or delivery date requirement for any month; or (B) has outstanding unfulfilled orders for Products as of that month, it shall be disqualified from receiving, and Collagen shall be relieved from its obligation



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to pay, such Premium Payment for such month. Collagen shall pay LPI the Premium
Payments due LPI under this Section 4.4 on a [***],[***].

        4.5 Taxes. All prices are exclusive of any export or import taxes, VAT, duties or tariffs, or federal, state or local tax or excise, other than taxes based on LPI's net income. Any such amounts collected by or paid by LPI shall be reimbursed by Collagen, and shall appear as a separate item on Collagen's invoice; provided, however, that LPI shall not collect or pay any such tax or excise if LPI receives a valid tax exemption certificate from Collagen prior to shipment.

        4.6 Payment. LPI shall submit an invoice to Collagen upon shipment of the Products. The invoice shall state the amount to be paid by Collagen for all Products in the shipment, as well as any taxes and shipping costs paid by LPI which shall be reimbursed by Collagen in accordance with Sections 4.5 and 3.4 respectively. The full invoiced amount for each shipment of Products by LPI shall be paid net thirty (30) days. If a Product is returned in accordance with
Section 3.5, LPI will submit a supplemental invoice reflecting relevant credits and adjustments once the returned Product has been replaced.

                 ARTICLE 5: CHANGES TO PRODUCTS OR LIST OF SUPPLIED PRODUCTS

        5.1 Collagen Changes. If Collagen desires to change the Proprietary Specifications or the design of the Products, Collagen shall notify LPI in writing of such change (the "Change Order"). The Change Order shall specify all such changes in the same detail as the original Proprietary Specifications or Product design. As promptly as possible, but in no event more than thirty (30) days after receipt of the Change Order, LPI shall provide to Collagen a statement of any estimated nonrecurring engineering costs, together with a "not-to-exceed" upper limit for such nonrecurring engineering costs, per Product prices and volume discounts associated with manufacturing Products pursuant to the Change Order, and an estimate of when LPI could begin conducting any required nonrecurring engineering work and manufacturing such Products. Within thirty (30) days thereafter, Collagen shall notify LPI of Collagen's acceptance or rejection of LPI's response to the Change Order. Failure of Collagen to deliver any such acceptance or rejection within such thirty (30) day period shall be deemed a rejection of LPI's response. If Collagen accepts LPI's response, LPI shall conduct any nonrecurring engineering work and produce Products as may be required by Collagen pursuant to the Change Order and this Agreement.

        5.2 LPI Changes. LPI may not change the Proprietary Specifications or the design of the Products without the written consent of Collagen; provided, however, that LPI shall notify Collagen in writing of any changes to the Products which are required for safety or regulatory reasons and shall begin implementing such changes promptly after provision of such written notice.

        5.3 Addition of Supplied Products. From time to time during the Term of this Agreement, the parties may add mutually acceptable additional products to the list of Products in Exhibit A. In the event that Collagen proposes an addition to Exhibit A, LPI shall respond to



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such proposal within thirty (30) days of receipt of such proposal. The price and payment terms set forth in Section 4.1 shall apply to such additional products, except as otherwise agreed by the parties.

                          ARTICLE 6: REGULATORY MATTERS

        6.1 LPI Obligations. LPI hereby certifies and represents that all Products supplied to Collagen hereunder shall be manufactured in compliance with Article L665-3 et seq. of the French Code of Public Health ("CPH") and in accordance with accepted Good Manufacturing Practices under the guidelines of the appropriate Regulatory Agency. LPI will have independent internal verification of manufacturing procedures and documents relating to the Products, as well as the adherence of the Products with the Proprietary Specifications. In addition, LPI shall deliver to Collagen a Product fully in accordance with the Proprietary Specifications, and that enables Collagen to maintain its CE mark for finished products incorporating such Products. In addition, LPI agrees, upon Collagen's request, to provide to Collagen, all manufacturing and other relevant documents that Collagen requires for obtaining and maintaining its CE mark. The parties shall meet, as soon as practicable after the Effective Date, to discuss data requirements for obtaining and maintaining the CE mark for finished products incorporating Products. LPI agrees to, at all times during the Term of this Agreement: (i) maintain its certification under the ISO/MDD requirements;
(ii) permit an initial qualification audit by Collagen of both the Products and LPI's manufacturing facility and procedures prior to the delivery by LPI of the first Product to Collagen hereunder; (iii) permit Collagen to perform an annual critical supplier audit after delivery by LPI of the first Product to Collagen hereunder; (iv) upon Collagen's request, arrange with LPI's critical suppliers to allow Collagen to audit such suppliers to assure that no changes have been made to the Proprietary Specifications or manufacturing process for the Products without the prior notification and approval of Collagen; and (v) use all reasonable efforts to promptly respond to any findings by Collagen pursuant to such critical supplier audit, or any Regulatory Agency, and to take prompt, corrective action as necessary; provided, however, with respect to paragraphs
(iii)-(v) above, any critical supplier audit by Collagen shall be limited to LPI's quality system. LPI shall retain all relevant documents needed to support its obligations in this Section 6.1 for a period of at least ten (10) years.

        6.2 Collagen Obligations. Collagen shall be responsible, at its sole expense, for: (i) obtaining approval by any Regulatory Agency for the use of the Products in finished product; (ii) conforming with the European certification procedure and obtaining the CE mark for the finished product containing the Product; and (iii) monitoring and responding to complaints relating to the use of the Products in finished products.

        6.3 Supplier Audits. Collagen shall have the right to perform annual critical supplier audits, as defined by element 4.6 of the ISO 9001 Guidelines, of the LPI facility producing Products and, in cooperation with LPI, any and all suppliers to LPI of critical materials for the manufacture of the Products. Collagen shall also have the right to inspect all documentation pertaining to Products shipped to Collagen. LPI will be notified in writing by Collagen of the audit ten (10) business days prior to the visit. Collagen shall be able to audit
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        6.4 Recall. Collagen shall be responsible for conducting any recalls of finished product incorporating the Product, and shall interface with customers who lodge complaints about such finished products. Collagen shall bear all expenses incurred in such recalls; provided, however, that if the recall relates to a Latent Defect to the Product or a non-conformity of the Product to the Proprietary Specifications, LPI shall be responsible for all direct expenses incurred by Collagen in connection with such recall. Collagen shall file all reports required by applicable laws and regulations in connection with any consumer complaints about finished products. Notwithstanding anything to the contrary herein, LPI shall be bound by the provisions of Article L665-6 of the CPH and shall immediately report to Collagen any information regarding any potential harmful effect of the finished product of which it is aware.

                           ARTICLE 7: INDEMNIFICATION

        7.1 By LPI. LPI shall defend, indemnify and hold harmless Collagen against all damages, costs (including reasonable attorneys' fees) or other liability resulting from any claim, suit or proceeding brought against Collagen by a third party arising from any alleged: (i) negligent or intentional tortious act or omission by LPI, or its employees, agents or other representatives in relation to this Agreement; or (ii) nonconformance of any unit of Product manufactured by LPI with the Proprietary Specifications or defect in any finished product resulting from the incorporation of such non-conforming Product; or (iii) infringement or misappropriation of any patent, trade secret or other intellectual property right owned by such third party relating to manufacture of the Products (except to the extent that such infringement or alleged infringement arises from LPI's compliance with specific instructions regarding the design or manufacturing processes or materials provided by Collagen); provided that Collagen: (A) provides LPI with prompt notification of any such claim, suit or proceeding; (B) allows LPI to control of the defense of such claim, suit or proceeding, provided that LPI shall not settle any such claim, suit or proceeding without the prior written consent of Collagen; and (C) complies with any good faith request made by LPI for assistance in such defense, provided that LPI will reimburse Collagen for any such assistance.

        7.2 By Collagen. Collagen shall defend, indemnify and hold harmless LPI against all damages, costs (including reasonable attorneys' fees) or other liability resulting from any claim, suit or proceeding brought by a third party against LPI arising from any alleged: (i) negligent or intentional tortious act or omission by Collagen, or its employees, agents or other representatives in relation to this Agreement; (ii) any injury caused by use of a Product manufactured by LPI hereunder, provided that (A) such Product is manufactured in accordance with the Proprietary Specifications therefor; and (B) such injury is not attributable to any negligent or intentional act or omission on the part of LPI or its employees, agents or other representatives; or (iii) infringement or misappropriation of any patent, trade secret or other intellectual property right of such third party, if such alleged infringement arises solely from: (a) LPI's compliance with specific instructions regarding the design or manufacturing processes or materials provided by Collagen; or (b) the Product as incorporated into the finished product by or for Collagen; provided that LPI:
(x) provides Collagen with prompt notification of any such claim, suit or proceeding; (y) allows Collagen to control of the defense of such claim, suit or proceeding, provided that Collagen shall not settle any such claim, suit or proceeding without the prior



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written consent of LPI; and (z) complies with any good faith request made by
Collagen for assistance in such defense, provided that Collagen will reimburse LPI for any such assistance.

        7.3 No Other Remedy for Intellectual Property Infringement. COLLAGEN AGREES THAT IT SHALL HAVE NO REMEDY AGAINST LPI FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OTHER THAN THE REMEDY SET FORTH IN
SECTION 7.1. LPI AGREES THAT IT SHALL HAVE NO REMEDY AGAINST COLLAGEN FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS, BY LPI'S COMPLIANCE WITH INSTRUCTIONS PROVIDED BY COLLAGEN, OR BY LPI'S CONFORMANCE WITH PROPRIETARY SPECIFICATIONS, OTHER THAN THE REMEDY SET FORTH IN SECTION 7.2.

                       ARTICLE 8: LIMITATION OF LIABILITY

               EXCEPT FOR BREACHES OF ARTICLE 9 OR SECTION 10.1 (ii) OR AS SET FORTH IN ARTICLES 6 OR 7, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, LPI'S MAXIMUM LIABILITY TO COLLAGEN FOR ANY LOSS OF BUSINESS OR LOSS OF PROFITS RESULTING FROM LPI'S BREACH OF THE WARRANTY MADE IN
SECTION 10.1 (ii) SHALL NOT EXCEED FIVE MILLION (5,000,000) FF, PROVIDED THAT THIS LIMITATION SHALL IN NO WAY AFFECT LPI'S INDEMNITY OBLIGATIONS TO COLLAGEN UNDER SECTION 7.1. THE LIMITATIONS SET FORTH IN THIS ARTICLE 8 SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

              ARTICLE 9: CONFIDENTIAL INFORMATION; CONFIDENTIALITY OF AGREEMENT

        9.1 Confidential Information. "Confidential Information" shall mean any proprietary information which is specifically designated as such, which is disclosed by one party to the other in any form in connection with this Agreement. The receiving party shall treat as confidential all Confidential Information provided by the disclosing party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the Confidential Information and shall not disclose such Confidential Information to any third party. Without limiting the foregoing, each party shall use at least the same procedures and degree of care to prevent the disclosure of Confidential Information belonging to the other party as it uses to prevent the disclosure of its own confidential information of like importance, and shall in any event use no less than reasonable procedures and a reasonable degree of care.

        9.2 Exceptions. Notwithstanding the above, no party hereto shall have liability to the other party hereto with regard to any Confidential Information disclosed to it which: (i) was generally known and available in the public domain at the time it was disclosed, or becomes



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generally known and available in the public domain through no fault of the receiving party; (ii) was known to the receiving party at the time of disclosure as shown by the receiving party's files in existence at the time of disclosure;
(iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the Confidential Information and by employees or other agents of the receiving party who have not been exposed to the Confidential Information, provided that the receiving party can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development; (v) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and in a manner which is otherwise not in violation of the disclosing party's rights; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the party which complies with such order shall first provide reasonable advance notice thereof to enable the owner of the Confidential Information ordered to be disclosed to seek a protective order or otherwise prevent such disclosure.

        9.3 Confidentiality of Agreement. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as confidential and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) under nondisclosure obligations at least as restrictive as this Section 9.3, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; provided, that the parties shall endeavor to obtain a protective order in the discovery phase (if any) of such enforcement process covering the terms and conditions of this Agreement; or (vi) under nondisclosure obligations at least as restrictive as this Section 9.3, in connection with an actual or proposed merger, acquisition, or similar transaction.

                   ARTICLE 10: REPRESENTATIONS AND WARRANTIES

        10.1 By LPI. LPI represents and warrants that:

               (i) it has full right, power and authority to enter into this Agreement and to grant the rights granted to Collagen hereunder, and it has not entered into, and during the Term of this Agreement will not enter into, any agreement with any third party which is or would be inconsistent with its obligations hereunder;

               (ii) the Products shall comply with the Proprietary Specifications and shall be free from all Latent Defects;

               (iii) LPI's legal staff and management are not aware of any valid claim that the manufacturing processes that will be used by LPI to manufacture Products hereunder will infringe any third party's intellectual property rights; provided, however, that the parties acknowledge and agree that LPI has not and shall not be obligated to conduct any search in connection with its representation in this subsection 10.1(iii); and



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
               (iv) it is not aware of any pending or threatened litigation that may impact its supply of Products to Collagen hereunder.

        10.2   By Collagen.  Collagen represents and warrants that:

               (i) it has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder, and it has not entered into, and during the term of this Agreement will not enter into, any agreement with any third party which is or would be inconsistent with its obligations hereunder; and

               (ii) to the best of its knowledge as of the Effective Date, LPI will not be required to infringe any third party's intellectual property rights in order to manufacture Products in accordance with the Proprietary Specifications.

        10.3 Disclaimer of Warranties. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, LPI AND COLLAGEN MAKE NO WARRANTIES IN CONNECTION WITH THE PRODUCTS, AND IN PARTICULAR DISCLAIM ANY IMPLIED WARRANTIES OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SPECIFICALLY ASSUMED UNDER THIS AGREEMENT, BOTH PARTIES HEREBY DISCLAIM ANY IMPLIED WARRANTIES ARISING OUT OF THEIR COURSE OF DEALING UNDER THIS AGREEMENT.

                        ARTICLE 11: TERM AND TERMINATION

        11.1 Term. This Agreement shall become effective as of the Effective Date and shall continue in force, unless earlier terminated in accordance with this Section 11, for an initial period of [***] after the Effective Date (the "Initial Term"), renewable upon mutual agreement of the parties for an additional [***] period thereafter (the "Renewal Term"). The Initial Term and the Renewal Term, collectively, are referred to herein as the "Term".

        11.2 Termination for Cause. This Agreement may be terminated automatically (as of right - "de plein droit") by either party upon notice by registered letter with receipt requested to the other party in the event that the other party: (i) breaches any material term or condition of this Agreement and fails to remedy the breach within a cure period of fifteen (15) days, for nonpayment of amounts due hereunder, or thirty (30) days, for other breaches, after being given written notice thereof; or (ii) is dissolved, liquidated, or files a petition in bankruptcy; or (iii) ceases to be actively engaged in business for a period of six (6) months. In the event that Collagen terminates this Agreement pursuant to Section 11.2(ii) or (iii) hereto, then upon Collagen's request, LPI shall grant to Collagen a non-exclusive, worldwide, right and license, with the right to sublicense, solely to such LPI manufacturing rights, including any trade secrets relating thereto, necessary for Collagen to manufacture the Products, subject to payment of a royalty in the amount of [***] of Net Sales of Products made by Collagen to its third party customers. The license granted by LPI to Collagen pursuant to this Section 11.2 may be terminated by LPI subject to a notice period (a) sufficient to enable Collagen to find an alternative source of supply for the Products and (b) of at least [***].



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        11.3 Return of Materials. Within ten (10) days after the expiration or termination of this Agreement, each party shall return any Confidential Information received from the other party in tangible form.

        11.4 Effect of Termination. The provisions of Sections 2.2, 2.3, 2.5, 3.5, 11.2, 11.3 and 11.4 and Articles 6, 7, 8, 9, 10, and 12, and any payment obligations accrued during the term of this Agreement, shall survive the termination or expiration of this Agreement; provided, however, that Section 6.3 shall cease to have effect three (3) years after Collagen's last commercial sale of Products. LPI shall fill all purchase orders outstanding at the date of expiration or termination of this Agreement which were submitted by Collagen prior to such date, and which were accepted by LPI, or are deemed to have been accepted by LPI under Section 3.2, prior to such date. LPI shall be paid by Collagen in accordance with Section 4.4 for Products received by Collagen pursuant to such purchase orders.

                            ARTICLE 12: MISCELLANEOUS

        12.1 Exclusivity. The parties hereto agree that, during the Term of this Agreement, LPI will not manufacture or sell any Products manufactured in accordance with the Proprietary Specifications for any third party.

        12.2 Governing Law. Except as expressly provided herein to the contrary, including but not limited to the provisions of Section 2.5, this Agreement shall be governed by and interpreted under the laws of France.

        12.3 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order (including but not limited to any official decision of any Regulatory Agency ordering withdrawal or prohibiting or limiting the marketing of Collagen finished product), proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance during such prevention, restriction or interference.

        12.4 Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, except to a successor in business or an acquirer of all or substantially all of its business or assets relating to breast implants; provided, however, that in the event all or substantially all of LPI's assets or securities is acquired by a third party, then Collagen or its Affiliate, may at its option, create, at its sole expense, a second manufacturing source for up to [***] of Collagen's requirements for Product (excluding the U.S. and Canada). In the event that Collagen creates such second manufacturing source, LPI will transfer such technology and know-how to Collagen or its Affiliate as necessary for Collagen to commence operation of such second manufacturing source and grant to Collagen a non-exclusive, worldwide, right and license, with the right to sublicense, solely to such LPI manufacturing rights, including trade secrets relating thereto, necessary for Collagen to manufacture the Products; provided that Collagen shall pay to LPI a royalty in the amount of



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
[***] of Net Sales of Products made by Collagen to its third party customers. The license granted by LPI to Collagen pursuant to this Section 12.4 may be terminated by LPI subject to a notice period (a) sufficient to enable Collagen to find an alternative source of supply for the Products and (b) of at least [***]. In the event that Collagen elects not to exercise its option to create the second source pursuant to this Section 12.4, then the terms of this Agreement shall remain in full force and effect.

        12.5 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and (i) delivery by hand, or (ii) mailed by first class registered mail, postage prepaid, return receipt requested, or (iii) sent via facsimile transmission, followed by first class registered mail, postage prepaid, return receipt requested, or (iv) shipped through a private courier system designated for expedited delivery, and shall be addressed as follows:

        To Collagen:

        Collagen Corporation
        48490 Milmont Drive
        Fremont, California  94538
        U.S.A.
        Attn:  Director of Manufacturing Logistics




        To LPI:

        Laboratoire Perouse Implant
        Zone d'activites d'Outreville
        BP6 FRANCE-60540 Bornel
        Attn:  Eric Perouse

or to such other address or person as the parties may from time to time designate by written notice delivered as specified above to the other. Notices shall be effective upon tender, if delivered by hand, seven (7) days after mailing if mailed by first class mail or if sent by private courier, or on the day of transmission if sent by facsimile.

        12.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        12.7 Waiver. The failure of either party to enforce at any time the provisions of this Agreement shall in no way be constituted to be a present or future waiver of such provisions, and shall not in any way affect the right of either party to enforce each and every such provision thereafter.



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        12.8 Independent Contractors. The relationship of LPI and Collagen hereunder is that of independent contractors, and nothing herein shall be construed to: (i) give either party the right to direct or control the day-to-day activities of the other; or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

        12.9 Entire Agreement. The terms and conditions in this Agreement (including its Exhibits) constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by both parties. In particular, this Agreement shall supersede all purchase order or invoice terms submitted by a party in connection with this Agreement, to the extent that such purchase order or invoice terms are inconsistent with the terms and conditions of this Agreement.

        12.10 Section Headings; Controlling Language Version. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The controlling language version of this Agreement shall be the English language version of this Agreement.

        12.11 Dispute Resolution. All claims, disputes, or controversies arising under this Agreement, except under Article 9, not resolved between the parties shall first be submitted to the principals for each party for resolution. In the event that such principals cannot reach a resolution within thirty (30) days after written notice of such dispute, then such dispute shall be submitted to binding arbitration by an arbitrator appointed by the President of the Commercial Court ("Tribunal de Commerce") of Paris upon the request of either party. Such appointed arbitrator will have the experience and knowledge appropriate to the nature of the dispute between the parties. Such arbitration will take place in Paris, France and shall be conducted in English.

        12.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute on instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.



COLLAGEN CORPORATION                        LABORATOIRE PEROUSE IMPLANT

By:  /s/ Gary Petersmeyer                   By:  /s/ Eric Perouse
   -----------------------                     -----------------------
Name:  Gary Petersmeyer                     Name:  Eric Perouse
     ---------------------                       ---------------------
Title:  CEO                                 Title:
      --------------------                        --------------------



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                                    EXHIBIT A
                     PRODUCTS AND PROPRIETARY SPECIFICATIONS



I.      Products

The finished shell for the Trilucent(TM) breast implant product marketed and sold by Collagen.



II.     Specifications

[See attached document.]

                                    EXHIBIT B
                                INITIAL FORECAST



Calendar Year                Capacity (units of Product)
-------------                ---------------------------

[***]                               [***]

[***]                               [***]

[***]                               [***]

[***]                               [***]

[***]                               [***]

                                    EXHIBIT C
                              PRICING AND DISCOUNTS



        Annual Volume        Price (per unit)
        -------------        ----------------

        [***]                       [***]

        [***]                       [***]

        [***]                       [***]